UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong  HKSAR
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-852-2511-0238

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 20, 2010, Sinobiomed Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) with Accelera Evolution Limited, whereby the parties agreed as follows:

1.
the conversion price contained the convertible debenture issued by the Company to Accelera Evolution Limited in the amount of $100,000 on July 30, 2008, including any accrued and unpaid interest thereon, is amended from $0.30 per share to $0.003 per share; and

2.
the conversion price contained in the convertible debenture issued by the Company to Accelera Ventures Ltd. in the amount of $250,000 on November 11, 2008, including any accrued and unpaid interest thereon, which was transferred from Accelera Ventures Ltd. to Accelera Evolution Limited, is amended from $0.30 per share to $0.005 per share.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 10.1.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On April 21, 2010, the Company issued 2,000,000 shares of common stock of the Company to one individual with respect to the conversion of a liability owing of $40,000 at a conversion price of $0.02 per share.  The Company believes that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On April 22, 2010, the Company issued 10,933,329 shares of common stock of the Company to 9 individuals/entities due to the closing of the Company’s private placement at $0.015 per share for total gross proceeds of $164,000.  The Company believes that the issuances are exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individuals/entities through offshore transactions which was negotiated and consummated outside of the United States.

In relation to the closing of the Company’s private placement offering at $0.015 per share, the Company has paid a cash finder’s fee in the amount of $5,000 to an individual in Shanghai, China and a finder’s fee of 750,000 shares of common stock of the Company to an individual in Singapore.  The Company believes that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On April 23, 2010, the Company issued 38,000,000 shares of common stock of the Company to Accelera Evolution Limited with respect to the conversion of the convertible debenture issued by the Company on July 30, 2008 in the amount of $100,000 plus accrued and unpaid interest thereon in the amount of $14,000 for a total of $114,000 at a conversion price of $0.003 per share.  The Company believes that the issuance is exempt from registration under Regulation S and/or Section 4(2) under the Securities Act as the securities were issued to the entity through an offshore transaction which was negotiated and consummated outside of the United States.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 15, 2010, Mr. Zhi-Xin Wang resigned as a director of Sinobiomed Inc. (the “Company”) effective immediately without any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on April 16, 2010, Mr. Kim Kiat Ong resigned as a director of the Company effective immediately without any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  On April 16, 2010, the Company’s board of directors accepted the resignations of Mr. Zhi-Xin Wang and Mr. Kim Kiat Ong.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment Agreement between Sinobiomed Inc. and Accelera Evolution Limited, dated April 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ Chris Metcalf
Name:	Chris Metcalf
Title:	Chairman and Director

Date: April 28, 2010